                                                                    Exhibit 99.2

                          NAVIGANT INTERNATIONAL, INC.
                        PRO FORMA FINANCIAL INFORMATION
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

        In the first fiscal quarter ended July 25, 1998, Navigant International, Inc. ("Navigant" or the "Company") made two acquisitions under the purchase method for an aggregate purchase price of $20,372 in cash (the "First Quarter Fiscal 1999 Purchase Acquisitions"). Additionally, the Company completed the acquisition of Arrington Travel Center, Inc. ("ATC") on July 28, 1998 that will be accounted for under the purchase method for an aggregate purchase price of $17,098 in cash. The total assets related to these three acquisitions were $44,184 including intangible assets of $37,251. The results of these acquisitions have been or will be included in the Company's results from their respective dates of acquisition.

        In fiscal 1998, the Company made seven acquisitions accounted for under the purchase method for an aggregate purchase price of $82,362, consisting of 3,802,367 shares of common stock with a market value of $83,780 and net of $1,418 of cash acquired (the "Fiscal 1998 Purchase Acquisitions"). The total assets related to these seven acquisitions were $104,776, including intangible assets of $82,218. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

The unaudited pro forma combined financial statements which follows gives effect to the impact of these acquisitions, the refinancing of all amounts that were payable to U.S. Office Products Company ("USOP"), and the distribution of 10,969,000 shares of Navigant Common Stock to the former stockholders of USOP which was completed on June 9, 1998 (the "Distribution"). The pro forma offering adjustments further adjust such pro forma combined financial statements to give effect to the June 9, 1998 stock offering of 2,000,000 shares of Common Stock (the "Offering") and the use of the proceeds therefrom to repay debt. The pro forma combined financial statements do not give effect to the acquisition of World Express Travel, Inc. which occurred on September 17, 1998 for which a Form 8-K was filed on October 1, 1998 nor does it give effect to one other acquisition which occurred subsequent to September 17, 1998 which is considered insignificant.

The unaudited pro forma combined balance sheet as of July 25, 1998 gives effect to the acquisition of ATC by the Company as if the transaction had occurred as of the Company's most recent balance sheet date, July 25, 1998.

The unaudited pro forma combined statement of income for the fiscal year ended April 25, 1998 gives effect to (i) the Fiscal 1998 Purchase Acquisitions; (ii) the First Quarter Fiscal 1999 Purchase Acquisitions; (iii) the acquisition of ATC; (iv) the refinancing of all amounts payable to USOP; (v) the Distribution; and (vi) the Offering, as if all such transactions had occurred on April 27, 1997.

The unaudited pro forma combined statement of income for the fiscal year ended April 25, 1998 includes (i) the audited financial information of the Company for the fiscal year ended April 25, 1998; (ii) the unuadited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through their respective acquisition dates; (iii) the unaudited financial information of the First Quarter Fiscal 1999 Purchase Acquisitions for the period from April 27, 1997 through April 25, 1998; and (iv) the unaudited financial information of ATC for the period from April 27, 1997 through April 25, 1998.

The unaudited pro forma combined statement of income for the three months ended July 25, 1998 gives effect to (i) the First Quarter Fiscal 1999 Purchase Acquisitions; (ii) the acquisition of ATC; (iii) the refinancing of all amounts payable to USOP; (iv) the Distribution; and (v) the Offering, as if all such transactions had occurred on April 26, 1998.


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

The unaudited pro forma combined statement of income for the three months ended July 25, 1998 includes (i) the unaudited financial information of the Company for the three months ended July 25, 1998; (iii) the unaudited financial information of the First Quarter Fiscal 1999 Purchase Acquisitions for the period from April 26, 1998 through their respective acquisition date; and (iv) the unaudited financial information of ATC for the period from April 26, 1998 through July 25, 1998.

The unaudited pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K and in the Company's Annual Report on Form 10-K for the fiscal year ended April 25, 1998 and its Quarterly Report on Form 10-Q for the three months ended July 25, 1998. The financial data for the Fiscal 1998 Purchase Acquisitions is shown combined but is presented by company in Navigant's Report on Form S-1.

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

                          NAVIGANT INTERNATIONAL, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                 JULY 25, 1998
                                 (In Thousands)
                                  (Unaudited)

                                                   Arrington
                                 Navigant            Travel
                              International,        Center,         Pro Forma                Pro Forma
                                   Inc.               Inc.         Adjustments               Combined
Cash and cash equivalents        $      5,202                     $     (1,268)  (a)        $      3,934
Total receivables                      22,271     $     2,966                                     25,237
Due from U.S. Office Products           1,458                                                      1,458
Prepaid and other assets                2,977             530                                      3,507
                                 ------------     -----------     ------------              ------------
     Total current assets              31,908           3,496           (1,268)                   34,136

Net property and equipment             18,402             428                                     18,830
Net intangible assets                 107,990                           16,147   (b)             124,137
Other assets                            1,447             190                                      1,637
                                 ------------     -----------     ------------              ------------
     Total assets                $    159,747     $     4,114     $     14,879              $    178,740
                                 ============     ===========     ============              ============

Short-term debt                  $      1,180                                               $      1,180
Payable to former shareholder                     $     1,268     $     (1,268)  (a)                   0
Accounts payable                        2,934                                                      2,934
Accrued compensation                    5,669             548                                      6,217
Accrued taxes                             758                                                        758
Other accrued liabilities              12,252             763              250   (b)              13,265
                                 ------------     -----------     ------------              ------------
     Total current liabilities         22,793           2,579           (1,018)                   24,354


Long-term debt                         21,438                           17,098   (b)              38,536
Other long-term liabilities             1,688             334                                      2,022
Deferred income taxes                      97                                                         97
                                 ------------     -----------     ------------              ------------
     Total liabilities                 46,016           2,913           16,080                    65,009

Common stock                               13              10              (10)  (b)                  13
Additional paid-in capital            111,843                                                    111,843
Retained earnings                       2,034           1,191           (1,191)  (b)               2,034
Cumulative translation adjustment        (159)                                                      (159)
                                 ------------     -----------     ------------              ------------
     Total stockholders' equity       113,731           1,201           (1,201)                  113,731
                                 ------------     -----------     ------------              ------------
     Total liabilities and
        stockholders' equity     $    159,747     $     4,114     $     14,879              $    178,740
                                 ============     ===========     ============              ============

      See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
                    Pro Forma Combined Statement of Income
                       Three Months Ended July 25, 1998
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                                   First Quarter
                                                                    Fical 1999
                                                                     Purchase          Pro Forma            Pro Forma
                                      Navigant       Arrington     Acquisitions       Adjustments           Combined
Revenues                              $ 40,578       $   4,278       $   4,574                               $ 49,430
Operating Expenses                      23,155           2,438           2,479                                 28,072
                                      --------       ---------       ---------                               --------
     Gross Profit                       17,423           1,840           2,095                                 21,358

General and administrative expenses     12,054           1,033           1,460         $    (516)  (c)         14,031
Amortization expense                       712                                               242   (e)            954
Strategic restructuring costs            2,826                                            (2,826)  (f)
                                      --------       ---------       ---------         ---------             --------
     Operating Income                    1,831             807             635             3,100                6,373

Other (Income) Expense                     220             (89)            (12)              553   (g)            672
                                      --------       ---------       ---------         ---------             --------
     Income before provision
       for income taxes                  1,611             896             647             2,547                5,701

Provision for income taxes                 878                              21             1,570   (h)          2,469
                                      --------       ---------       ---------         ---------             --------
     Net income                       $    733       $     896       $     626         $     977             $  3,232
                                      ========       =========       =========         =========             ========

Weighted average shares (i)
     Basic                              13,183                                                                 12,978
     Diluted                            13,264                                                                 12,997
Net income per share
     Basic                            $   0.06                                                               $   0.25
     Diluted                          $   0.06                                                               $   0.25

      See accompanying notes to pro forma combined financial statements.


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
                         NAVIGANT INTERNATIONAL, INC.
                    Pro Forma Combined Statement of Income
                      Twelve Months Ended April 25, 1998
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                                                   First Quarter
                                                                   Fiscal 1998      Fiscal 1999
                                                                     Purchase        Purchase        Pro Forma            Pro Forma
                                     Navigant       Arrington      Acquisitions    Acquisitions     Adjustments           Combined
Revenues                            $ 120,424       $  18,238        $  36,618       $  17,419                              $192,699
Operating Expenses                     69,643          10,396           19,372           9,468                               108,879
                                    ---------       ---------        ---------       ---------                              --------
     Gross Profit                      50,781           7,842           17,246           7,951                                83,820

General and administrative
  expenses                             38,531           5,597           11,935           6,146        $  (2,950)  (c)         59,381
                                                                                                            122   (d)
Amortization expense                    2,353                              111                            1,466   (e)          3,930
Nonrecurring costs                      2,263                                                            (1,000)  (f)          1,263
                                    ---------       ---------        ---------       ---------        ---------             --------
     Operating income                   7,634           2,245            5,200           1,805            2,362               19,246


Other (Income) Expense                    176            (316)             (24)             30            2,779   (g)          2,645
                                    ---------       ---------        ---------       ---------        ---------             --------
     Income before provision
       for income taxes                 7,458           2,561            5,224           1,775             (417)              16,601

Provision for income taxes              4,081              12              303              44            3,312   (h)          7,752
                                    ---------       ---------        ---------       ---------        ---------             --------
     Net income                     $   3,377       $   2,549        $   4,921       $   1,731       ($   3,729)            $  8,849
                                    =========       =========        =========       =========        =========             ========

Weighted average shares (i)
     Basic                             11,956                                                                                 12,978
     Diluted                           12,193                                                                                 12,997

Net income per share
     Basic                          $    0.28                                                                               $   0.68
     Diluted                        $    0.28                                                                               $   0.68

      See accompanying notes to pro forma combined financial statements.

                          NAVIGANT INTERNATIONAL, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)
                                ($ In Thousands)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

a) Adjustment to reflect the repayment of payable to former shareholder of ATC as a result of the acquisition of ATC by the Company.

b) Adjustment to reflect purchase price adjustments associated with the acquisition of ATC for $17,098 of cash. The portion of the consideration assigned to goodwill ($16,147) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 35 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

c) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions. The Company believes that these reductions are expected to remain in place for the foreseeable future and are not reasonably likely to affect the operating performance of the Company.

d) Adjustment to reflect additional corporate overhead expenses to be incurred as a stand-alone, publicly traded entity, rather than as a division of USOP.

e) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions, First Quarter Fiscal 1999 Purchase Acquisitions and ATC acquisition for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortization over an estimate life of 35 years.

f) Adjustment to reflect the elimination of nonrecurring costs that were associated with the Distribution.

g) Adjustment to reflect the increase in interest expense. Interest expense is being calculated on an average pro forma debt outstanding during the applicable periods at a weighted average interest rate of approximately 7.75%. The adjustment also reflects the reduction in interest income to zero as the Company generally expects to use available cash to repay debt. Pro forma interest expense will fluctuate $13 on an annual basis for each 0.125% change in interest rates.

h) Adjustment to calculate the provision for income taxes on the pro forma combined results. The difference between the effective tax rates and the statutory tax rate of 35% relates primarily to non-deductible goodwill, restructuring costs and state income taxes.

i) The weighted average shares outstanding used to calculate pro forma combined earnings per share is calculated based upon the weighted average shares of the Company, as adjusted to reflect the shares sold in the Offering, as if the Offering had occurred on April 27, 1997.


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